Exhibit 3.2

CERTIFICATE OF INCORPORATION

OF

HI-CRUSH INC.

(a Delaware corporation)

ARTICLE I

NAME

The name of the corporation is Hi-Crush Inc. (the “Corporation”).

ARTICLE II

AGENT

The address of the Corporation’s registered office in the State of Delaware is 1209 Orange Street, Wilmington, New Castle County, Delaware 19801. The name of its registered agent at such address is The Corporation Trust Company.

ARTICLE III

PURPOSE

The purpose of the Corporation is to engage in any lawful act or activity for which corporations may be organized under the General Corporation Law of the State of Delaware (the “DGCL”).

ARTICLE IV

STOCK

Section 4.1 Authorized Stock. The total number of shares which the Corporation shall have authority to issue is 600,000,000, of which 500,000,000 shall be designated as Common Stock, par value $0.01 per share (the “Common Stock”), and 100,000,000 shall be designated as Preferred Stock, par value $0.01 per share (the “Preferred Stock”). Except as otherwise provided by law and this Certificate of Incorporation, the shares of capital stock of the Corporation, regardless of class or series, may be issued by the Corporation from time to time in such amounts, for such lawful consideration and for such corporate purpose(s) as the board of directors of the Corporation (the “Board of Directors”) may from time to time determine.

Section 4.2 Common Stock.

(a) Each holder of Common Stock, as such, shall be entitled to one vote for each share of Common Stock held of record by such holder on all matters on which stockholders generally are entitled to vote; provided, however, that, except as otherwise required by law, holders of Common Stock, as such, shall not be entitled to vote on any amendment to this Certificate of Incorporation, including any certificate of designations relating to any series of Preferred Stock (each hereinafter referred to as a “Preferred Stock Designation”), that relates solely to the terms of one or more outstanding series of Preferred Stock if the holders of such affected series are entitled, either separately or together with the holders of one or more other such series, to vote thereon pursuant to this Certificate of Incorporation (including any Preferred Stock Designation). The holders of shares of Common Stock shall not have cumulative voting rights.

(b) Dividends. Subject to the rights of the holders of any outstanding series of Preferred Stock, the holders of shares of Common Stock shall be entitled to receive dividends to the extent permitted by law when, as and if declared by the Board of Directors.

(c) Liquidation. Upon the dissolution, liquidation or winding up of the Corporation, subject to the rights of the holders of any outstanding series of Preferred Stock, the holders of shares of Common Stock shall be entitled to receive the assets of the Corporation available for distribution to its stockholders ratably in proportion to the number of shares held by them.

Section 4.3 Preferred Stock.

(a) The Preferred Stock may be issued from time to time in one or more series. Subject to limitations prescribed by law and the provisions of this Article IV, the Board of Directors is hereby authorized to provide by resolution or resolutions and by causing the filing of a Preferred Stock Designation for the issuance of the shares of Preferred Stock in one or more series, and to establish from time to time the number of shares to be included in each such series, and to fix the designations, powers, preferences, and relative, participating, optional or other rights, if any, and the qualifications, limitations or restrictions, if any, of the shares of each such series.

(b) There shall be no limitation or restriction on any variation between any of the different series of Preferred Stock as to the designations, powers, preferences, and relative, participating, optional or other rights, if any, and the qualifications, limitations or restrictions thereof; and the several series of Preferred Stock may, except as otherwise expressly provided in this Certificate of Incorporation (including any Preferred Stock Designation), vary in any and all respects as fixed and determined by the resolution or resolutions of the Board of Directors, providing for the issuance of the various series; provided, however, that all shares of any one series of Preferred Stock shall have the same designations, powers, preferences, and relative, participating, optional or other rights, if any, and the qualifications, limitations and restrictions.

Section 4.4 No Class Vote on Changes in Authorized Number of Shares of Stock. Subject to the rights of the holders of any outstanding series of Preferred Stock, the number of authorized shares of any class or classes of stock may be increased or decreased (but not below the number of shares thereof then outstanding) by the affirmative vote of at least a majority of the voting power of the stock entitled to vote thereon irrespective of the provisions of Section 242(b)(2) of the DGCL.

ARTICLE V

BOARD OF DIRECTORS

Section 5.1 Number. Except as otherwise provided for or fixed pursuant to the provisions of this Certificate of Incorporation (including any Preferred Stock Designation), the Board of Directors shall consist of one or more directors, the exact number to be determined from time to time solely by resolution adopted by the affirmative vote of a majority of the total number of directors then authorized.

Section 5.2 Classification.

(a) Beginning on the effective date of this Certificate of Incorporation, until the election of directors at the 2023 annual meeting of stockholders, pursuant to Section 141(d) of the DGCL, the Board of Directors (other than those directors elected by the holders of any series of Preferred Stock provided for or fixed pursuant to the provisions of Article IV hereof (including any Preferred Stock Designation)) (the “Preferred Stock Directors”)) shall be divided into three classes, as nearly equal in number as possible, designated Class I, Class II and Class III. The initial term of Class I directors (prior to the election of directors at the 2023 annual meeting of stockholders, the “Class I Directors”) shall expire at the 2020 annual meeting of stockholders; the initial term of Class II directors (prior to the election of directors at the 2023 annual meeting of stockholders, the “Class II Directors”) shall expire at the 2021 annual meeting of stockholders; and the initial term of Class III directors (prior to the election of directors at the 2023 annual meeting of stockholders, the “Class III Directors”) shall expire at the 2022 annual meeting of stockholders. Directors of each such class shall be elected to hold office for a three-year term and until the election and qualification of their respective successors in office or until their earlier death, resignation, retirement, disqualification or removal. In case of any increase or decrease, from time to time, in the number of directors (other than Preferred Stock Directors), the number of directors in each class shall be apportioned as nearly equal as possible. The Board of Directors is authorized to assign members of the Board of Directors already in office to Class I, Class II or Class III, with such assignment becoming effective as of the effective date of this Certificate of Incorporation. Prior to the election of directors at the 2023 annual meeting of stockholders, the Board of Directors is authorized to assign members of the Board of Directors who fill newly created directorships resulting from any increase in the authorized number of directors or vacancies in the Board of Directors resulting from death, resignation, disqualification, removal from office or other cause to Class I, Class II, or Class III, as the Board of Directors deems appropriate and necessary.

(b) Commencing with the election of directors at the 2023 annual meeting of stockholders, pursuant to Section 141(d) of the DGCL, the Board of Directors (other any Preferred Stock Directors) shall be divided into two classes, with the initial term of office of the first class to expire at the 2024 annual meeting of stockholders (following the election of directors at the 2023 annual meeting of stockholders, but prior to the election of directors at the 2024 annual meeting of stockholders, the “Class I Directors”) and the initial term of office of the second class to expire at the 2025 annual meeting of stockholders (following the election of directors at the 2023 annual meeting of stockholders, but prior to the election of directors at the 2024 annual meeting of stockholders, the “Class II Directors”). The directors elected at the 2023 annual meeting of stockholders shall be elected for a term of office to expire at the 2025 annual meeting of stockholders, with each director to hold office for a two-year term and until the election and qualification of his or her respective successor in office or until his or her earlier death, resignation, retirement, disqualification or removal. The successors of the directors who, immediately prior to the 2023 annual meeting of stockholders, were Class I Directors (and whose terms expired at the 2023 annual meeting) shall be elected as Class I Directors following the 2023 annual meeting of stockholders with their term of office to expire at the 2024 annual meeting of stockholders; the directors who, immediately prior to the 2023 annual meeting of stockholders, were Class II Directors (and whose terms expire at the 2024 annual meeting) shall also become Class I Directors following the 2023 annual meeting of stockholders with their term of office to expire at the 2024 annual meeting of stockholders; and the directors who, immediately prior to the 2023 annual meeting of stockholders were Class III Directors (and whose terms expire at the 2025 annual meeting) shall become Class II Directors following the 2023 annual meeting of stockholders with their term of office to expire at the 2025 annual meeting of stockholders. Following the election of directors at the 2023 annual meeting of stockholders and prior to the election of directors at the 2024 annual meeting of stockholders, the Board of Directors is authorized to assign members of the Board of Directors who fill newly created directorships resulting from any increase in the authorized number of directors or vacancies in the Board of Directors resulting from death, resignation, disqualification, removal from office or other cause to Class I or Class II, as the Board of Directors deems appropriate and necessary.

(c) Commencing immediately after the election of directors at the 2024 annual meeting of stockholders (the “Classified Board Expiration Time”), pursuant to Section 141(d) of the DGCL, there shall be a single class of directors. The directors elected at the 2024 annual meeting of stockholders shall be elected for a one-year term of office to expire at the 2025 annual meeting of stockholders, with each director to hold office until his or her successor shall have been duly elected and qualified or until his or her earlier death, retirement, resignation, disqualification or removal.

(d) Subject to the rights of the holders of any outstanding series of Preferred Stock, and unless otherwise required by law or resolution of the Board of Directors, newly created directorships resulting from any increase in the authorized number of directors and any vacancies in the Board of Directors resulting from death, resignation, retirement, disqualification, removal from office or other cause shall be filled solely by the affirmative vote of a majority of the remaining directors then in office and entitled to vote thereon, even though less than a quorum of the Board of Directors, or by the sole remaining director. Any director so chosen shall hold office until the next election of the class for which such director shall have been chosen and until his or her successor shall have been duly elected and qualified. No decrease in the authorized number of directors shall shorten the term of any incumbent director.

(e) Except for such additional directors, if any, as are elected by the holders of any series of Preferred Stock as provided for or fixed pursuant to the provisions of Article IV hereof (including any Preferred Stock Designation), prior to the Classified Board Expiration Time any director, or the entire Board of Directors, may be removed from office at any time, but only for “cause” and only by the affirmative vote of at least a majority of the voting power of the stock outstanding and entitled to vote thereon. Upon the Classified Board Expiration Time and thereafter, any director, or the entire Board of Directors, may be removed from office at any time, with or without cause, by the affirmative vote of at least a majority of the voting power of the stock outstanding and entitled to vote thereon.

(f) During any period when the holders of any series of Preferred Stock have the right to elect additional directors as provided for or fixed pursuant to the provisions of Article IV hereof (including any Preferred Stock Designation), and upon commencement and for the duration of the period during which such right continues: (i) the then otherwise total authorized number of directors of the Corporation shall automatically be increased by such number of directors that the holders of any series of Preferred Stock have a right to elect, and the holders of such Preferred Stock shall be entitled to elect the additional directors so provided for or fixed pursuant to said provisions; and (ii) each Preferred Stock Director shall serve until such Preferred Stock Director’s successor shall have been duly elected and qualified, or until such director’s right to hold such office terminates pursuant to said provisions, whichever occurs earlier, subject to his or her earlier death, disqualification, resignation or removal.

Section 5.3 Powers. Except as otherwise required by the DGCL or as provided in this Certificate of Incorporation (including any Preferred Stock Designation), the business and affairs of the Corporation shall be managed by or under the direction of the Board of Directors, and the Board of Directors may exercise all such powers of the Corporation and do all such lawful acts and things as are not by law, the Certificate of Incorporation (including any Preferred Stock Designation) or these Bylaws required to be exercised or done by the stockholders.

Section 5.4 Election; Annual Meeting of Stockholders.

(a) Ballot Not Required. The directors of the Corporation need not be stockholders of the Corporation (unless otherwise so required by this Certificate of Incorporation, including any Preferred Stock Designation) and need not be elected by written ballot unless the Bylaws of the Corporation so provide.

(b) Notice. Advance notice of nominations for the election of directors, and of business other than nominations, to be proposed by stockholders for consideration at a meeting of stockholders of the Corporation shall be given in the manner and to the extent provided in the Bylaws of the Corporation.

(c) Annual Meeting. The annual meeting of stockholders, for the election of directors to succeed those whose terms expire and for the transaction of such other business as may properly come before the meeting, shall be held at such place, if any, either within or without the State of Delaware, on such date, and at such time as the Board of Directors shall fix.

ARTICLE VI

STOCKHOLDER ACTION

Except as otherwise provided for or fixed pursuant to the provisions of Article IV hereof (including any Preferred Stock Designation), any action that is required or permitted to be taken by the stockholders of the Corporation must be taken at a duly held annual or special meeting of the stockholders and may not be taken by any consent in writing of such stockholders in lieu of a meeting of stockholders.

ARTICLE VII

SPECIAL MEETINGS OF STOCKHOLDERS

Except as otherwise required by law, and except as otherwise provided for or fixed pursuant to the provisions of Article IV hereof (including any Preferred Stock Designation), a special meeting of the stockholders of the Corporation may be called at any time only by the Board of Directors. For the avoidance of doubt, subject to the rights of holders of any series of Preferred Stock, the stockholders of the Corporation shall not have the power to call or request a special meeting of stockholders of the Corporation. The Board may postpone, reschedule or cancel any special meeting of the stockholders previously scheduled by the Board. Only such business shall be conducted at a special meeting of stockholders as shall have been brought before the meeting by or at the direction of the Board of Directors.

ARTICLE VIII

EXISTENCE

The Corporation shall have perpetual existence.

ARTICLE IX

AMENDMENT

Section 9.1 Amendment of Certificate of Incorporation. The Corporation reserves the right at any time, and from time to time, to amend, alter, change or repeal any provision contained in this Certificate of Incorporation (including any Preferred Stock Designation), and other provisions authorized by the laws of the State of Delaware at the time in force may be added or inserted, in the manner now or hereafter prescribed by the laws of the State of Delaware, and all powers, preferences and rights of any nature conferred upon stockholders, directors or any other persons by and pursuant to this Certificate of Incorporation (including any Preferred Stock Designation) in its present form or as hereafter amended are granted subject to this reservation.

Section 9.2 Amendment of Bylaws. In furtherance and not in limitation of the powers conferred by the laws of the State of Delaware, the Board of Directors is expressly authorized to adopt, amend or repeal the Bylaws of the Corporation. Except as otherwise provided in this Certificate of Incorporation (including the terms of any Preferred Stock Designation that require an additional vote) or the Bylaws of the Corporation, and in addition to any requirements of law, the affirmative vote of at least a majority of the votes cast affirmatively or negatively, present in person or by proxy and entitled to vote thereon, voting together as a single class, shall be required for the stockholders to adopt, amend or repeal, or adopt any provision inconsistent with, any provision of the Bylaws of the Corporation. For the avoidance of doubt, abstentions shall not count as “votes cast,” except as otherwise required by law or this Certificate of Incorporation (including any Preferred Stock Designation).

ARTICLE X

LIABILITY OF DIRECTORS

Section 10.1 No Personal Liability. To the fullest extent permitted by the DGCL as the same exists or as may hereafter be amended, no director of the Corporation shall be personally liable to the Corporation or its stockholders for monetary damages for breach of fiduciary duty as a director.

Section 10.2 Amendment or Repeal. Any amendment, alteration or repeal of this Article X that adversely affects any right of a director shall be prospective only and shall not limit or eliminate any such right with respect to any proceeding involving any occurrence or alleged occurrence of any action or omission to act that took place prior to such amendment, alteration or repeal.

ARTICLE XI

FORUM FOR ADJUDICATION OF DISPUTES

Unless the Corporation consents in writing to the selection of an alternative forum, the Court of Chancery of the State of Delaware (the “Court of Chancery”) shall be the sole and exclusive forum for any stockholder of the Corporation (including a beneficial owner of stock) to bring (i) any derivative action or proceeding brought on behalf of the Corporation, (ii) any action asserting a claim of breach of a fiduciary duty owed by any director, officer or other employee of the Corporation to the Corporation or the Corporation’s stockholders, (iii) any action asserting a claim against the Corporation, its directors, officers or employees arising pursuant to any provision of the DGCL or this Certificate of Incorporation or the bylaws of the Corporation, or (iv) any action asserting a claim against the Corporation, its directors, officers or employees governed by the internal affairs doctrine, except as to each of (i) through (iv) above, for any claim as to which the Court of Chancery determines that there is an indispensable party not subject to the jurisdiction of the Court of Chancery (and the indispensable party does not consent to the personal jurisdiction of the Court of Chancery within ten days following such determination), which is vested in the exclusive jurisdiction of a court or forum other than the Court of Chancery, or for which the Court of Chancery does not have subject matter jurisdiction. If any provision or provisions of this Article XI shall be held to be invalid, illegal or unenforceable as applied to any person or entity or circumstance for any reason whatsoever, then, to the fullest extent permitted by law, the validity, legality and enforceability of such provisions in any other circumstance and of the remaining provisions of this Article XI (including, without limitation, each portion of any sentence of this Article XI containing any such provision held to be invalid, illegal or unenforceable that is not itself held to be invalid, illegal or unenforceable) and the application of such provision to other persons or entities and circumstances shall not in any way be affected or impaired thereby.

ARTICLE XII

INCORPORATOR

The name and mailing address of the incorporator are as follows:

Hi-Crush GP LLC

1330 Post Oak Blvd., Suite 600

Houston, Texas 77056

ARTICLE XIII

ELECTION OF INITIAL DIRECTORS

The powers of the incorporator are to terminate upon the filing of this Certificate of Incorporation with the Secretary of State of the State of Delaware. Set forth below are the names and classes of the persons who are to serve as initial directors of the Corporation as of the filing of this Certificate until the election and qualification of their respective successors in office or until their earlier death, resignation, retirement, disqualification or removal. The mailing address of each initial director is c/o Hi-Crush Inc., 1330 Post Oak Blvd., Suite 600, Houston, Texas 77056.

John F. Affleck-Graves (Class I Director)

John Kevin Poorman (Class I Director)

Robert E. Rasmus (Class III Director)

Joseph C. Winkler III (Class II Director)

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This Certificate of Incorporation shall become effective at 4:01 p.m., Eastern Standard Time, on May 31, 2019.

IN WITNESS WHEREOF, the undersigned incorporator hereby acknowledges that the foregoing Certificate of Incorporation is its act and deed and that the facts stated herein are true.

Dated: May 31, 2019	HI-CRUSH GP LLC

	By:	/s/ Mark C. Skolos
		Name:	Mark C. Skolos
		Title:	General Counsel, Chief Compliance Officer and Secretary

SIGNATURE PAGE TO CERTIFICATE OF INCORPORATION OF HI-CRUSH INC.